EXHIBIT A
                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the Statement on Schedule 13G with respect to the securities of Bridgeline Digital, Inc. and any further amendments thereto executed by each and any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

     This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: November 4, 2015

                                             /s/ Nick Rosser
                                             ---------------
                                                Nick Rosser

                                             /s/ Jeanne Rosser
                                                 -------------
                                                 Jeanne Rosser

                                             Solveda LLC

                                             By: /s/ Nick Rosser
                                                 ----------------
                                                     Nick Rosser, President

                                             Nimbus Software LTD

                                             By: /s/ Nick Rosser
                                                 ---------------
                                                     Nick Rosser, CEO

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